Filed pursuant to Rule 424(b)(5)

Registration No. 333-287686

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 10, 2025)

Haoxi Health Technology Limited

Up to $80,000,000

Class A Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with Aegis Capital Corp. (“Aegis” or the “Sales Agent”), dated January 23, 2026, relating to the sale of our Class A ordinary shares, par value $0.0025 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares, having an aggregate offering price of up to $80,000,000 from time to time through or to Aegis as sales agent or principal.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a commission rate of 2.5% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Sales Agent in connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HAO.” On January 20, 2026, the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market was $1.56 per share.

The aggregate market value of our outstanding voting and non-voting common equities held by non-affiliates was approximately $93.66 million based on 58,538,638 Class A Ordinary Shares held by non-affiliates and a price per share of $1.60, the closing price of our Class A Ordinary Shares on January 13, 2026.

Investing in the Class A Ordinary Shares involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Class A Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and we are not a Chinese operating company. Our operations are conducted in China through our wholly owned indirect PRC subsidiary, Beijing Haoxi Digital Technology Co., Ltd. (“Haoxi Beijing”). The securities being offered hereunder are those of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity. We are subject to certain legal and operational risks associated with business operations of Haoxi Beijing in China and the Chinese regulatory authorities could disallow our corporate structure, which could cause the value of our securities to significantly decline or become worthless. For more details, see “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations;” “—The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. This offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless;” and “—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay our offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for our offering and affect our ability to offer or continue to offer securities to investors outside China” in our annual report on the Form 20-F for the year ended June 30, 2025 (“2025 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 20, 2025, incorporated herein by reference and “Risk Factors—The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A Ordinary Shares could decline in value or become worthless” on page 6 of this prospectus. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of Haoxi Beijing, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

On March 15, 2019, the PRC National People’s Congress approved the PRC Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. Since the PRC Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation. Under the PRC Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. The PRC Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a management system of pre-establishment national treatment with a “negative list” for foreign investments, pursuant to which (i) a foreign invested enterprise, or FIE, under PRC law shall not invest in any sector forbidden by the negative list for access of foreign investment, (ii) for any sector restricted by the negative list, an FIE shall conform to the investment conditions provided in the negative list, and (iii) sectors not included in the negative list shall be managed under the principle that domestic investment and foreign investment shall be treated equally. The PRC Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information report system in which FIE shall submit the investment information to competent departments of commerce through the enterprise registration system and the enterprise credit information publicity system. Haoxi Beijing is an online marketing solution provider in China with an advertiser client base mainly in the healthcare industry, which is not a prohibited or restricted industry in the negative list that is currently effective as of the date of this prospectus. It is uncertain whether the online marketing industry, in which Haoxi Beijing operates, will be subject to the foreign investment restrictions or prohibitions set forth in any “negative list” to be issued in the future. There are uncertainties as to how the PRC Foreign Investment Law would be further interpreted and implemented. We cannot assure you that the interpretation and implementation of the PRC Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact our corporate governance and business operations in any aspect. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations” in our 2025 Annual Report.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus supplement, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. The CAC published the draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration”), was published by the State Council on September 24, 2024 and became effective on January 1, 2025. The Security Administration provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. As confirmed by our PRC counsel, Sino Pro Law Firm, we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor are we subject to network data security review if the Security Administration are enacted as proposed, since Haoxi Beijing’s business does not involve processing users’ personal information and it is not deemed as a critical information infrastructure operator (“CIIO”), nor is it an online platform operator with personal information of more than one million users. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay our offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for our offering and affect our ability to offer or continue to offer securities to investors outside China” in our 2025 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”), released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and five ancillary interpretive guidelines, or collectively, the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. On the same day, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained clearance from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. The required filing scope is not limited to the initial public offering, but also includes any subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. As advised by our PRC counsel, Sino Pro Law Firm, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended June 30, 2025, and the key components of our operations are carried out in China, this offering is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC in connection with this offering and are required to file with the CSRC within three working days after the completion of this offering. We will submit our filing application to the CSRC within three working days after the completion of this offering.

Furthermore, on February 24, 2023, the CSRC and other relevant government authorities promulgated the Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises which were issued in 2009, or the Provision on Confidentiality. The Provision on Confidentiality became effective on March 31, 2023. Pursuant to the Provision on Confidentiality, where a domestic enterprise provides or publicly discloses documents and materials involving state secrets and working secrets of state organs to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses such information through its overseas listing subjects, it shall report to the competent department with the examination and approval authority for approval in accordance with the law, and submit to the secrecy administration department of the same level for filing. Domestic enterprises providing accounting archives or copies thereof to entities and individuals concerned such as securities companies, securities service institutions and overseas regulatory authorities shall complete the corresponding procedures pursuant to the relevant provisions of the State. We believe this offering will not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives.

Since these statements and regulatory actions by the PRC government are newly published and there exists uncertainty with respect to their requirements and implementation, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or Haoxi Beijing’s daily business operation, the ability to accept foreign investments and listing on U.S. exchanges. We cannot assure you that we will be able to fully comply with such rules, to conduct this offering, or to maintain the listing status of our securities, or to conduct any overseas securities offerings in the future. For details of the associated risks, see “Risk Factors—Risks Related to Doing Business in China—The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. This offering will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless” on page 7 of this prospectus.

Except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures, as of the date of this prospectus supplement, we are not required to obtain any other permission from any other PRC governmental authorities to offer securities to foreign investors. As of the date of this prospectus supplement, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange in the future. We cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us, or the operating entity, or otherwise tightening the regulations on overseas listing of PRC domestic companies. If it is determined that this offering is subject to any other governmental authorization or requirements, we cannot assure you we or the operating entity could obtain such approval or meet such requirements in a timely manner or at all. Such failure may subject us or the operating entity to fines, penalties or other sanctions which may have a material adverse effect on our business and financial conditions as well as its ability to complete this offering. Although we endeavor to comply with all the applicable laws and regulations, if (i) the operating entity does not receive or maintain applicable permissions or approvals for our operation, and to offer the securities being registered to investors, or (ii) we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the operating entity is required to obtain permissions or approvals in the future, the operating entity’s business operation may be materially affected. There can be no assurance that we or the operating entity can obtain all requisite approvals without material disruption to the operating entity’s business. Therefore, any failure to obtain all requisite approvals may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in China—The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. This offering will be determined to be an indirect overseas offering and is, therefore, subject to CSRC the filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless” on page 7 of this prospectus, and “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay our offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for our offering and affect our ability to offer or continue to offer securities to investors outside China” in our 2025 Annual Report.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Wei, Wei & Co., LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our auditor, Wei, Wei & Co., LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in March 2006, and it is currently subject to PCAOB inspections, having its last inspection completed as of December 31, 2022. The PCAOB currently has access to inspect the working papers of our auditor. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” in our 2025 Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Haoxi Beijing. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see “Prospectus Summary—Dividend Distributions, Cash Transfer, and Tax Consequences,” our audited consolidated financial statements for the fiscal years ended June 30, 2022, 2023, 2024 and 2025 included in the 2025 Annual Report. To the extent cash in the business is in the PRC, such funds may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations on the ability of our Company and Haoxi Beijing by, the PRC government to transfer cash. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets of our business, or of Haoxi Beijing, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of cash or assets” in our 2025 Annual Report. PRC regulations currently permit Haoxi Beijing to pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, if Haoxi Beijing distributes its after-tax profits for the current financial year, it is required to set aside, at a minimum, 10% of its net income, if any, to fund a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of its registered capital, and such reserve may not be distributed as cash dividends. PRC laws and regulations allow us to provide funding to Haoxi Beijing only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. As a result, in the event that Haoxi Beijing incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies, and governmental control of currency conversion may limit our ability to use the proceeds of offshore offerings to make loans or additional capital contributions to Haoxi Beijing, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2025 Annual Report. Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. In April 2024, the Company transferred $350,000 to Haoxi Information Limited (“Haoxi HK”), and then Haoxi HK transferred $300,000 to Beijing Haoxi Health Technology Co., Limited (the “WFOE”). In May 2024, the Company transferred $950,000 to Haoxi HK. In October 2024, the Company transferred $2,000,000 to Haoxi HK. In January 2025, the Company transferred $200,000 to Haoxi HK, then Haoxi HK transferred $200,000 to WFOE. In April 2025, the Company transferred $200,000 to Haoxi HK. In June 2025, the Company transferred $1,000,000 to Haoxi HK.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Prospectus Summary—Implications of Our Being an “Emerging Growth Company” and “Item 3. Key Information—D. Risk Factors—Risks Relating to the Class A Ordinary Shares and the Trading Market—We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies” and “Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares” in our 2025 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

AEGIS

The date of this prospectus supplement is January 23, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relates to part of a registration statement on Form F-3, as amended (File No. 333- 287686), that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $80,000,000. As of January 23, 2026, we have not sold any of our securities under that shelf registration statement. We sometimes refer to the Class A Ordinary Shares as the “securities” throughout this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Class A Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $80,000,000 of our Class A Ordinary Shares through the Sales Agent. These sales, if any, will be made pursuant to the terms of the Sales Agreement, entered into between us and the Sales Agent on January 23, 2026, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Haoxi Health Technology Ltd., Room 801, Tower C, Floor 8, Building 103, Huizhongli Chaoyang District, Beijing, China, Tel: +86-10-13311587976.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, “we,” “us,” “our,” the “Company”, “HAO”, and “Haoxi Cayman” refer to Haoxi Health Technology Ltd.

Our reporting currency is the U.S. dollar and references to “dollars” or “$” are to U.S. dollars.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

We are an offshore holding company incorporated in the Cayman Islands as an exempted company limited by shares. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (as Revised) of the Cayman Islands (the “Cayman Companies Act”). As a holding company with no material operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiary, Haoxi Beijing. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.”

Currently, we directly hold 100% equity interests in our subsidiaries, and we do not currently use a variable interest entity (“VIE”) structure.

We are subject to certain legal and operational risks associated with business operations of Haoxi Beijing in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of Haoxi Beijing, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Overview

Beijing Haoxi, the operating entity, is an online marketing solution provider in China, with an advertiser client base mainly in the healthcare industry. The growth of the operating entity in recent years has benefited from the quick increase of news feed ads, its major form of ad placement, in the industry of online marketing in China. In addition, the healthcare industry in China has developed rapidly because of the growth both in the average income and the aging population, which provide a conducive environment for the development of the operating entity’s business. The operating entity has a management team with several years of experience in marketing for healthcare companies. Its own data analysis software “Bidding Compass” has helped it obtain a large volume of ad placement data. Moreover, it has developed a stable placement history with mainstream online advertising platforms in China and has been working closely with them since its establishment in 2018.

The operating entity mainly generates its revenue by providing one-stop online marketing solutions, in particular, it provides online short video ads for advertiser customers through its media partners. Media partners include both media platforms (such as Toutiao and Douyin), as well as authorized third-party agents of media platforms, through which the operating entity places ads for its advertiser customers when it has no direct contact with the platform. The operating entity procures ad slots from the media partners (which it regards as its suppliers) to place ads for its advertiser customers. The operating entity provides customized marketing solutions by planning, producing, placing, and optimizing online ads, especially online short video ads, to help its advertisers acquire, convert, and retain ultimate consumers on various online media platforms. The operating entity has served approximately 2,000 advertisers since its incorporation in 2018, the majority of which are healthcare companies. During the six months ended December 31, 2024, it served 389 advertisers, of which 345 were healthcare companies. During the fiscal years ended June 30, 2025, 2024, and 2023, it served 473, 543, and 393 advertisers, respectively, of which 414, 471, and 341 were healthcare companies, respectively. The operating entity primarily places its ads through mainstream online short video platforms and social media platforms in China, such as Toutiao, Douyin, WeChat, and Weibo. The operating entity is dedicated to reducing costs and increasing efficiency for its advertisers and offering them easy online marketing solutions. Driven by the growing demand for personalized and high-quality services in the healthcare and medical aesthetics sectors, and in response to evolving macro-consumption trends, Haoxi Beijing has officially launched its livestreaming agency services in April 2025. As of the date of this prospectus supplement, Haoxi Beijing is still in the process of researching and developing the service offerings, and has yet to generate any sizeable revenue from this livestreaming agency service.

For the fiscal year ended June 30, 2025, we had revenue of $32.80 million, and net income of $3,876,680. For the fiscal years ended June 30, 2024, 2023 and 2022, we had revenue of $48.52million, $28.23 million and $16.16 million, respectively, and net income of $1,291,667, $969,752 and $244,587, respectively.

Dividend Distributions, Cash Transfer, and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Haoxi Beijing. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see our audited consolidated financial statements (“CFS”) as of and for the fiscal years ended June 30, 2025 and 2024 included in “Item 18. Financial Statements” in our 2025 Annual Report furnished by the Company on October 20, 2025.

To the extent cash in the business is in the PRC, such funds may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations on, the ability of our Company and Haoxi Beijing by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets of our business, or of Haoxi Beijing, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of cash or assets.” in our 2025 Annual Report. PRC regulations currently permit Haoxi Beijing to pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, if Haoxi Beijing distributes its after-tax profits for the current financial year, it is required to set aside, at a minimum, 10% of its net income, if any, to fund a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of its registered capital, and such reserve may not be distributed as cash dividends. PRC laws and regulations allow us to provide funding to Haoxi Beijing only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. As a result, in the event that Haoxi Beijing incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies, and governmental control of currency conversion may limit our ability to use the proceeds of offshore offering to make loans or additional capital contributions to Haoxi Beijing, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” in our 2025 Annual Report.

Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. In April 2024, the Company transferred $350,000 to Haoxi HK, and then Haoxi HK transferred $300,000 to WFOE. In May 2024, the Company transferred $950,000 to Haoxi HK. In October 2024, the Company transferred $2,000,000 to Haoxi HK. In January 2025, the Company transferred $200,000 to Haoxi HK, then Haoxi HK transferred $200,000 to WFOE. In April 2025, the Company transferred $200,000 to Haoxi HK. In June 2025, the Company transferred $1,000,000 to Haoxi HK.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Corporate Information

Our principal executive offices are located at Room 801, Tower C, Floor 8, Building 103, Huizhongli Chaoyang District, Beijing, China. Our telephone number at that address is +86-10-1311587976. Our company website is http://www.haoximedia.com/. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

Implications of Being a Foreign Private Issuer

We are a non-U.S. company with foreign private issuer status, and we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

In addition, foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules.

THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares, having an aggregate offering price of up to $80,000,000.

Plan of distribution	“At the market offering” that may be made from time to time through or to Aegis, as sales agent or principal. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Ordinary Shares to be outstanding after this offering	110,035,079 Class A Ordinary Shares, assuming sales of $80,000,000 of Class A Ordinary Shares in this offering at an offering price of $1.56, which was the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market on January 20, 2026, and 690,800 Class B Ordinary Shares. The actual number of Class A Ordinary Shares outstanding after this offering will vary, depending on the sales price in this offering.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include but not limited to working capital, operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in the Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Transfer agent and registrar	Transhare Corporation

Nasdaq Capital Market symbol	Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “HAO.”

Unless otherwise noted, the number of shares outstanding is based on 58,753,028 Class A Ordinary Shares and 690,800 Class B Ordinary Shares outstanding as of January 20, 2026.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the offering price of the Class A Ordinary Shares being offered is higher than the book value per Class A Ordinary Share, you will suffer immediate dilution in the net tangible book value of the Class A Ordinary Shares you purchase in this offering. Assuming that an aggregate of 51,282,051 Class A Ordinary Shares are sold during the term of the Sales Agreement, at a price of $1.56 per share (the reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on January 20, 2026, for aggregate gross proceeds of approximately $80,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.66 per share, with respect to the net tangible book value of the Class A Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Class A Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Class A Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the Class A Ordinary Shares during the sales period and limits, we set with the Sales Agent. In addition, the price at which Class A Ordinary Shares are sold by the Sales Agent., from time to time, will be dependent on the market price of our Class A Ordinary Shares and, as a result, purchasers of our Class A Ordinary Shares that are sold under the Sales Agreement may purchase such Class A Ordinary Shares at different prices.

A substantial number of our Class A Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Class A Ordinary Shares to decline.

Assuming we will sell an aggregate of 51,282,051 Class A Ordinary Shares during the term of the Sales Agreement with the Sales Agent, which will equal approximately 87% of our outstanding Class A Ordinary Shares as of January 20, 2026. This sale and any future issuances or sales of a substantial number of Class A Ordinary Shares or Class B Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Class A Ordinary Shares.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Class A Ordinary Shares may be volatile.

The market price of the Class A Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Class A Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Class A Ordinary Shares.

We do not anticipate paying any cash dividends in the foreseeable future.

We have no plan to declare or pay any dividends in the foreseeable future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

The Class A Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our services or products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our expectations regarding the market for our concrete products;

●	our expectations regarding demand for and market acceptance of our nutraceutical and dietary supplements products;

●	our plans to establish partnerships and develop new businesses;

●	our plans to invest in our business;

●	our relationships with our partners;

●	our future business development, results of operations and financial condition;

●	market conditions affecting our equity capital;

●	change in macroeconomic conditions;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We may issue and sell our Class A Ordinary Shares having an aggregate sales price of up to $80,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities which may include expanding relationships with new and existing customers and channel partners, strengthening cooperation with media platform partners and other ecosystem participants, and supporting go-to-market initiatives for new or enhanced service offerings, and other strategic initiatives in line with the Company’s growth plans. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

None of our subsidiaries made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Haoxi Beijing. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see our audited consolidated financial statements (“CFS”) as of and for the fiscal years ended June 30, 2025, 2024 and 2023 included in 2025 Annual Report.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

DILUTION

If you invest in our Class A Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Class A Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of June 30, 2025 was approximately $5.38 per share. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 2,896,595, which is the total number of Class A Ordinary Shares and Class B Ordinary Shares outstanding as of June 30, 2025.

After giving effect to (i) the sale of 5,217,391 Class A Ordinary Shares for a total net proceeds of $1,185,000 on October 22, 2025, (ii) the sale of 6,250,000 Class A Ordinary Shares and 50,000,000 warrants, each to purchase one Class A Ordinary Shares at $0.20 per share for a total net proceeds of 4,985,000 on December 3, 2025, and(iii) full exercise of such warrants issued on December 3, 2025 for 45,000,000 Class A Ordinary Shares on December 26, 2026, our pro forma net tangible book value as of June 30, 2025 would have been approximately $21.74 million, or $0.37 per share.

After giving effect to the sale of our Class A Ordinary Shares during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $80,000,000 at an assumed offering price of $1.56 per Class A Ordinary Share, the reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on January 20, 2026, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $99.67 million, or $0.90 per share. This amount represents an immediate increase in net tangible book value of $77.93 million or $0.53 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.66 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per Class A Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Class A Ordinary Shares sold, and other terms of the offering determined at the times our Class A Ordinary Shares are sold pursuant to this prospectus. The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed offering price per Class A Ordinary Share	$1.56
Net tangible book value per Class A Ordinary Share as of June 30, 2025	$5.38
Pro forma net tangible book value per Class A Ordinary Share as of June 30, 2025	0.37
Pro forma as adjusted net tangible book value per Class A Ordinary Share after offering	$0.90
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to investors purchasing Class A Ordinary Shares in this offering	$0.53
Dilution per Ordinary Share to investors purchasing Class A Ordinary Shares in the offering	$0.66

The above discussion and table are based on 58,753,028 Class A Ordinary Shares and 690,800 Class B Ordinary Shares outstanding as of January 20, 2026. To the extent that we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional Class A Ordinary Shares in the future, there may be further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Aegis Capital Corp. (the “Sales Agent”) under which we may issue and sell shares of our Class A Ordinary Shares having an aggregate offering price of up to $80,000,000 (“Placement Shares”) from time to time, at prevailing market prices, subject to a minimum price agreed with the Sales Agent, through the Sales Agent. The sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange or any other method permitted under applicable law. The Sales Agreement terminates upon the earlier to occur of: (i) the six-month anniversary of the date thereof; (ii) the issuance and sale of all of the Placement Shares through the Sales Agent on the terms and subject to the conditions set forth therein; or (iii) earlier termination as described therein.

Each time that we wish to issue and sell shares of our Class A Ordinary Shares under the Sales Agreement, we will provide a Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Class A Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Sales Agent may suspend the offering of Class A Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions. The Sales Agent, in its sole discretion, may decline to accept any placement notice by notice to the Company within two (2) business days after receipt of the placement notice.

The Sales Agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which shares of our Class A Ordinary Shares are sold through the Sales Agent under the Sales Agreement. Each confirmation will include the number of shares sold on such day, the compensation payable by the Company to the Sales Agent for such sales, and the net proceeds payable to the Company, with an itemization of the deductions made by the Sales Agent from the gross proceeds that it receives from such sales.

Settlement for sales of Class A Ordinary Shares under the Sales Agreement will occur on the first trading day following the date on which such sales are made (or on such other date as is industry practice for regular-way trading), in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means as we and the Sales Agent may agree upon.

Without providing prior written notice delivered to Sales Agent at least two (2) business days prior to the pricing of any Other Sales (defined hereinafter), the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Class A Ordinary Shares, warrants or any rights to purchase or acquire, Class A Ordinary Shares in any public or private equity offerings (“Other Sales”) prior to the termination of the Sales Agreement in accordance thereto; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of: (1) Class A Ordinary Shares, options to purchase Class A Ordinary Shares or Class A Ordinary Shares issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Class A Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (2) Class A Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to Sales Agent; and (3) Class A Ordinary Shares or securities convertible into or exercisable for Class A Ordinary Shares as consideration for mergers, acquisitions, other business combinations, licensing agreements or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners who are qualified institutional buyers and not more than three Persons that are “accredited investors” within the meaning of such term under paragraph (a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) of Rule 501 under the Securities Act and otherwise conducted in a manner so as not to be integrated with the offering of Class A Ordinary Shares hereby.

Fees and Expenses

We will pay the Sales Agent commissions for its services in acting as our sales agent in the sale of our Class A Ordinary Shares pursuant to the Sales Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate of 2.50% of the gross proceeds from the sale of our Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. We have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $75,000 and for the Sales Agent’s reasonable and documented out-of-pocket expenses related to updating due diligence in connection with the offering (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on an annual basis in an amount equal to $7,500 for each filing of an annual report on Form 20-F.

We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agent, and certain expenses reimbursable to the Sales Agent, under the terms of the Sales Agreement, will be approximately $80,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Regulation M

In connection with the sale of our Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts.

The Sales Agent will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act or the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilize our Class A Ordinary Shares.

Indemnification

We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Sales Agent may be required to make in respect of such liabilities.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HAO.”

Other Relationships

In the ordinary course of its business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus supplement will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. Kaufman & Canoles, P.C., is acting as counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of June 30, 2025 and 2024, and for the years ended June 30, 2025, 2024, and 2023 incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Class A Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://ir.haoximedia.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 20, 2025;

●	Our Reports on Form 6-K furnished on October 24, 2025, November 12, 2025, December 3, 2025; and December 10, 2025; and;

●	The description of our Class A Ordinary Shares incorporated by reference in our registration statement on Form 8-A (File No. 001-41933) originally filed with the Commission on January 24, 2024, including any amendment and report subsequently filed for the purpose of updating that description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Room 801, Tower C, Floor 8, Building 103, Huizhongli, Chaoyang District, Beijing, China, Attn: Zhen Fan, Tel: +86-10-13311587976.

PROSPECTUS

Haoxi Health Technology Limited

$80,000,000

Class A Ordinary Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $80,000,000 in the aggregate of Class A ordinary shares, par value $0.0025 per share (the “Class A Ordinary Shares”), debt securities, warrants, units and rights to purchase Class A Ordinary Shares, or debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HAO.” On June 9, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.37 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our voting and non-voting common equity in any 12-month period so long as the aggregate market value of our issued and outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A Ordinary Shares and Class B ordinary shares, par value $0.0025 each (the “Class B Ordinary Shares”), held by non-affiliates, or public float, as of May 12, 2025, was approximately US$2 million, which was calculated based on 1,255,595 Class A Ordinary Shares and zero Class B Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and we are not a Chinese operating company. Our operations are conducted in China through our wholly owned indirect PRC subsidiary, Beijing Haoxi Digital Technology Co., Ltd. (“Haoxi Beijing”). The securities being offered hereunder are those of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity. We are subject to certain legal and operational risks associated with business operations of Haoxi Beijing in China and the Chinese regulatory authorities could disallow our corporate structure, which could cause the value of our securities to significantly decline or become worthless. For more details, see “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations;” “—The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. The offering pursuant to any accompanying prospectus supplement will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless;” and “—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay our offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for our offering and affect our ability to offer or continue to offer securities to investors outside China” in our annual report on the Form 20-F for the year ended June 30, 2024 (“2024 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2024, incorporated herein by reference and “Risk Factors—The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and the offering pursuant to any accompanying prospectus supplement at any time, which could result in a material change in our operations and our Class A Ordinary Shares could decline in value or become worthless” on page 6 of this prospectus. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of Haoxi Beijing, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

On March 15, 2019, the PRC National People’s Congress approved the PRC Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. Since the PRC Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation. Under the PRC Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. The PRC Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a management system of pre-establishment national treatment with a “negative list” for foreign investments, pursuant to which (i) a foreign invested enterprise, or FIE, under PRC law shall not invest in any sector forbidden by the negative list for access of foreign investment, (ii) for any sector restricted by the negative list, an FIE shall conform to the investment conditions provided in the negative list, and (iii) sectors not included in the negative list shall be managed under the principle that domestic investment and foreign investment shall be treated equally. The PRC Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information report system in which FIE shall submit the investment information to competent departments of commerce through the enterprise registration system and the enterprise credit information publicity system. Haoxi Beijing is an online marketing solution provider in China with an advertiser client base mainly in the healthcare industry, which is not a prohibited or restricted industry in the negative list that is currently effective as of the date of this prospectus. It is uncertain whether the online marketing industry, in which Haoxi Beijing operates, will be subject to the foreign investment restrictions or prohibitions set forth in any “negative list” to be issued in the future. There are uncertainties as to how the PRC Foreign Investment Law would be further interpreted and implemented. We cannot assure you that the interpretation and implementation of the PRC Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact our corporate governance and business operations in any aspect. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations” in our 2024 Annual Report.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. The CAC published the draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration”), was published by the State Council on September 24, 2024 and became effective on January 1, 2025. The Security Administration provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. As confirmed by our PRC counsel, Sino Pro Law Firm, we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor are we subject to network data security review if the Security Administration are enacted as proposed, since Haoxi Beijing’s business does not involve processing users’ personal information and it is not deemed as a critical information infrastructure operator (“CIIO”), nor is it an online platform operator with personal information of more than one million users. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay our offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for our offering and affect our ability to offer or continue to offer securities to investors outside China” in our 2024 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”), released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and five ancillary interpretive guidelines, or collectively, the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. On the same day, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained clearance from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. The required filing scope is not limited to the initial public offering, but also includes any subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. As advised by our PRC counsel, Sino Pro Law Firm, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended June 30, 2023 and 2022, and the key components of our operations are carried out in China, an offering pursuant to any accompanying prospectus supplement is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC in connection with the offering pursuant to any accompanying prospectus supplement and are required to file with the CSRC within three working days after the completion of an offering pursuant to any accompanying prospectus supplement. We will submit our filing application to the CSRC within three working days after the completion of the offering pursuant to any accompanying prospectus supplement.

Furthermore, on February 24, 2023, the CSRC and other relevant government authorities promulgated the Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises which were issued in 2009, or the Provision on Confidentiality. The Provision on Confidentiality became effective on March 31, 2023. Pursuant to the Provision on Confidentiality, where a domestic enterprise provides or publicly discloses documents and materials involving state secrets and working secrets of state organs to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses such information through its overseas listing subjects, it shall report to the competent department with the examination and approval authority for approval in accordance with the law, and submit to the secrecy administration department of the same level for filing. Domestic enterprises providing accounting archives or copies thereof to entities and individuals concerned such as securities companies, securities service institutions and overseas regulatory authorities shall complete the corresponding procedures pursuant to the relevant provisions of the State. We believe that the offering pursuant to any accompanying prospectus supplement will not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives.

Since these statements and regulatory actions by the PRC government are newly published and there exists uncertainty with respect to their requirements and implementation, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or Haoxi Beijing’s daily business operation, the ability to accept foreign investments and listing on U.S. exchanges. We cannot assure you that we will be able to fully comply with such rules, to conduct the offering pursuant to any accompanying prospectus supplement, or to maintain the listing status of our securities, or to conduct any overseas securities offerings in the future. For details of the associated risks, see “Risk Factors—Risks Related to Doing Business in China—The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. The offering pursuant to any accompanying prospectus supplement will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless” on page 7 of this prospectus.

Except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures, as of the date of this prospectus, we are not required to obtain any other permission from any other PRC governmental authorities to offer securities to foreign investors. As of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange in the future. We cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us, or the operating entity, or otherwise tightening the regulations on overseas listing of PRC domestic companies. If it is determined that the offering pursuant to any accompanying prospectus supplement is subject to any other governmental authorization or requirements, we cannot assure you we or the operating entity could obtain such approval or meet such requirements in a timely manner or at all. Such failure may subject us or the operating entity to fines, penalties or other sanctions which may have a material adverse effect on our business and financial conditions as well as its ability to complete the offering pursuant to any accompanying prospectus supplement. Although we endeavor to comply with all the applicable laws and regulations, if (i) the operating entity does not receive or maintain applicable permissions or approvals for our operation, and to offer the securities being registered to investors, or (ii) we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the operating entity is required to obtain permissions or approvals in the future, the operating entity’s business operation may be materially affected. There can be no assurance that we or the operating entity can obtain all requisite approvals without material disruption to the operating entity’s business. Therefore, any failure to obtain all requisite approvals may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in China—The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. The offering pursuant to any accompanying prospectus supplement will be determined to be an indirect overseas offering and is, therefore, subject to CSRC the filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless” on page 7 of this prospectus, and “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could limit or delay our offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for our offering and affect our ability to offer or continue to offer securities to investors outside China” in our 2024 Annual Report.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Wei, Wei & Co., LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our auditor, Wei, Wei & Co., LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in March 2006, and it is currently subject to PCAOB inspections, having its last inspection completed as of December 31, 2022. The PCAOB currently has access to inspect the working papers of our auditor. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” in our 2024 Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Haoxi Beijing. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see “Prospectus Summary—Dividend Distributions, Cash Transfer, and Tax Consequences,” our audited consolidated financial statements for the fiscal years ended June 30, 2022, 2023 and 2024 included in the 2024 Annual Report, and our unaudited condensed consolidated financial statements for the six months ended December 31, 2024 furnished in the Form 6K filed with the SEC on April 14, 2025. To the extent cash in the business is in the PRC, such funds may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations on the ability of our Company and Haoxi Beijing by, the PRC government to transfer cash. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets of our business, or of Haoxi Beijing, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of cash or assets” in our 2024 Annual Report. PRC regulations currently permit Haoxi Beijing to pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, if Haoxi Beijing distributes its after-tax profits for the current financial year, it is required to set aside, at a minimum, 10% of its net income, if any, to fund a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of its registered capital, and such reserve may not be distributed as cash dividends. PRC laws and regulations allow us to provide funding to Haoxi Beijing only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. As a result, in the event that Haoxi Beijing incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. See “Item 3. Key Information—D.  Risk Factors—Risks Related to Doing Business in China—PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies, and governmental control of currency conversion may limit our ability to use the proceeds of offshore offerings to make loans or additional capital contributions to Haoxi Beijing, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Annual Report. Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. In April 2024, the Company transferred $350,000 to Haoxi Information Limited (“Haoxi HK”), and then Haoxi HK transferred $300,000 to Beijing Haoxi Health Technology Co., Limited (the “WFOE”). In May 2024, the Company transferred $950,000 to Haoxi HK. In October 2024, the Company transferred $2,000,000 to Haoxi HK.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Prospectus Summary—Implications of Our Being an “Emerging Growth Company” and “Item 3. Key Information—D. Risk Factors—Risks Relating to the Class A Ordinary Shares and the Trading Market—We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies” and “Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares” in our 2024 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units and rights to purchase Class A Ordinary Shares or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $80,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Haoxi Health Technology Limited, par value $0.0025 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Haoxi Health Technology Limited, par value $0.0025 per share;

●	“Haoxi Beijing” or “the operating entity” refers to Beijing Haoxi Digital Technology Co., Ltd., formerly known as Beijing Haoxi Culture Media Co., Ltd. prior to September 4, 2020, a limited liability company organized under PRC laws and regulations, which company is wholly owned by WFOE;

●	“Haoxi Cayman,” “our Company,” the “Company,” “we,” “us,” and “our” refer to Haoxi Health Technology Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

●	“Haoxi HK” refers to Haoxi Information Limited, a Hong Kong corporation and wholly owned subsidiary of Haoxi Cayman;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission; and

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States.

●	“WFOE” refers to Beijing Haoxi Health Technology Co., Limited, a limited liability company organized under the laws and regulations of the People’s Republic of China (the “PRC”), which company is wholly owned by Haoxi HK;

Haoxi Cayman is a Cayman holding company. Our business is conducted by our subsidiary, Haoxi Beijing, in China using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Corporate Structure

We are an offshore holding company incorporated in the Cayman Islands as an exempted company limited by shares. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (as Revised) of the Cayman Islands (the “Cayman Companies Act”). As a holding company with no material operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiary, Haoxi Beijing. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.”

Zhen Fan
Minority shareholders
Public Shareholders
(1) 90.10%
6.06% (2)
3.84% (3)
HAOXI HEALTH TECHNOLOGY CO., LTD
"Haoxi Cayman"
Cayman Islands, 2022
100%
Outside the PRC
Inside the PRC
HAOXI INFORMATION LIMITED
"Haoxi HK"
Hong Kong, 2022
100%
BEIJING HAOXI HEALTH TECHNOLOGY CO., LIMITED
"WFOE"
China, 2022
100%
BEIJING HAOXI DIGITAL TECHNOLOGY CO., LTD.
"Haoxi Beijing"
China, 2018

Note:

(1)	All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders, given that each Class B Ordinary Share will be entitled to 10 votes and each Class A Ordinary Share will be entitled to one vote.

(2)	Represents 464,400 Class A Ordinary Shares held by three individual shareholders, Lei Xu, Hongli Wu, and Tao Zhao. Each one of them holds less than 5% of our voting ownership interests, as of the date of this prospectus.

(3)	Represents approximately 294,400,00 Class A Ordinary Shares held by public shareholders.

Currently, we directly hold 100% equity interests in our subsidiaries, and we do not currently use a variable interest entity (“VIE”) structure.

We are subject to certain legal and operational risks associated with business operations of Haoxi Beijing in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of Haoxi Beijing, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Wei, Wei & Co., LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our auditor, Wei, Wei & Co., LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in March 2006, and it is currently subject to PCAOB inspections, having its last inspection completed as of December 31, 2022. The PCAOB currently has access to inspect the working papers of our auditor. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” in our 2024 Annual Report.

Overview

Beijing Haoxi, the operating entity, is an online marketing solution provider in China, with an advertiser client base mainly in the healthcare industry. The growth of the operating entity in recent years has benefited from the quick increase of news feed ads, its major form of ad placement, in the industry of online marketing in China. In addition, the healthcare industry in China has developed rapidly because of the growth both in the average income and the aging population, which provide a conducive environment for the development of the operating entity’s business. The operating entity has a management team with several years of experience in marketing for healthcare companies. Its own data analysis software “Bidding Compass” has helped it obtain a large volume of ad placement data. Moreover, it has developed a stable placement history with mainstream online advertising platforms in China and has been working closely with them since its establishment in 2018.

The operating entity mainly generates its revenue by providing one-stop online marketing solutions, in particular, it provides online short video ads for advertiser customers through its media partners. Media partners include both media platforms (such as Toutiao and Douyin), as well as authorized third-party agents of media platforms, through which the operating entity places ads for its advertiser customers when it has no direct contact with the platform. The operating entity procures ad slots from the media partners (which it regards as its suppliers) to place ads for its advertiser customers. The operating entity provides customized marketing solutions by planning, producing, placing, and optimizing online ads, especially online short video ads, to help its advertisers acquire, convert, and retain ultimate consumers on various online media platforms. The operating entity has served approximately 2,000 advertisers since its incorporation in 2018, the majority of which are healthcare companies. During the six months ended December 31, 2024, it served 389 advertisers, of which 345 were healthcare companies. During the fiscal years ended June 30, 2024, 2023 and 2022, it served 543, 393 and 243 advertisers, respectively, of which 471, 341 and 128 were healthcare companies, respectively. The operating entity primarily places its ads through mainstream online short video platforms and social media platforms in China, such as Toutiao, Douyin, WeChat, and Weibo. The operating entity is dedicated to reducing costs and increasing efficiency for its advertisers and offering them easy online marketing solutions.

The following table sets forth some KPIs of the operating entity’s online marketing solutions for the periods indicated below.

	Fiscal Years Ended June 30,
	2022	2023	2024
Impressions (millions)	978.04	1551.22	2229.07
Click-throughs (millions)	31.09	51.65	54.43
Conversions (thousands)	441.44	800.39	931.39
Click-throughs Rate (%)	3.18%	3.33%	2.44%
Conversion Rate (%)	1.42%	1.55%	1.71%

1.	Impression refers to the number of page views of an ad, which are counted and judged as “valid” by media platforms’ backend system and charged by media platforms. A media platforms’ backend system instantly checks if a page view is valid when an ad is displayed. Invalid page views include fraudulent page views or a large amount of page views in a short period of time on the same ad by an identical user account, of which the duplicate views will not be counted towards the number of impressions. Page views that are not identified as “invalid” are considered as valid by media platform’s backend system.

2.	When an Internet user clicks on an ad, a click incident is triggered, and this incident is considered a click-through.

3.	When an Internet user submits a survey, sheet or other interactive forms contained in the advertisement with the user’s contact information after the click-through, a submission incident is triggered, and this incident is considered a conversion.

4.	CTR is calculated by dividing the total number of clicks-throughs by the total number of impressions. CTR provides useful information on monitoring the effect and quality of ad placement, the attractiveness of ads to Internet users, the creativeness of ads, and the accuracy of selecting the placement target audience. Management of the operating entity uses CTR to monitor the intermediate effect and quality of ad placement. CTR also enables the operating entity’s management to adjust placement plan and content design of an ad.

5.	CVR is calculated by dividing the total number of conversions by the number of click-throughs. CVR provides useful information on monitoring the effect and quality of ad placement, the effect and quality of the interactive form included in an ad, the attractiveness of the interactive form to Internet users, and the accuracy of selecting the placement target audience. Management of the operating entity uses CVR to monitor the final and overall effect and quality of ad placement and interactive forms. CVR also enables the operating entity’s management to adjust the placement plan and content design of an ad.

For the six months ended December 31, 2024, we had revenue of $ 23,954,998 and net loss of $232,533. For the fiscal years ended June 30, 2024, 2023 and 2022, we had revenue of $48.52million, $28.23 million and $16.16 million, respectively, and net income of $1,291,667, $969,752 and $244,587, respectively.

Dividend Distributions, Cash Transfer, and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary, Haoxi Beijing. For more detailed discussion of how cash and other assets are transferred among our Company and our subsidiaries, see our audited consolidated financial statements (“CFS”) as of and for the fiscal years ended June 30, 2024 and 2023 included in “Item 18. Financial Statements” in our 2024 Annual Report and the unaudited CFS as of and for the six months ended December 31, 2024 and 2023 included in Exhibit 99.1 to the Form 6-K furnished by the Company on April 23, 2025.

To the extent cash in the business is in the PRC, such funds may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations on, the ability of our Company and Haoxi Beijing by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets of our business, or of Haoxi Beijing, is in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions of, or the imposition of restrictions and limitations by, the PRC government to the transfer of cash or assets.” in our 2024 Annual Report. PRC regulations currently permit Haoxi Beijing to pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, if Haoxi Beijing distributes its after-tax profits for the current financial year, it is required to set aside, at a minimum, 10% of its net income, if any, to fund a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of its registered capital, and such reserve may not be distributed as cash dividends. PRC laws and regulations allow us to provide funding to Haoxi Beijing only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. As a result, in the event that Haoxi Beijing incurs debt on its own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulations of loans to, and direct investment in, PRC entities by offshore holding companies, and governmental control of currency conversion may limit our ability to use the proceeds of offshore offering to make loans or additional capital contributions to Haoxi Beijing, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” in our 2024 Annual Report.

Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. In April 2024, the Company transferred $350,000 to Haoxi HK, and then Haoxi HK transferred $300,000 to WFOE. In May 2024, the Company transferred $950,000 to Haoxi HK. In October 2024, the Company transferred $2,000,000 to Haoxi HK.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our 2024 Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to Doing Business in China

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and the offering pursuant to any accompanying prospectus supplement at any time, which could result in a material change in our operations and our Class A Ordinary Shares could decline in value or become worthless.

As advised by our PRC counsel, Sino Pro Law Firm, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we are currently not required to obtain any other approval from any other Chinese authorities for the offering pursuant to any accompanying prospectus supplement, as of the date of this prospectus. However, if our Company or any of our PRC subsidiaries are required to obtain any other approvals in the future and are denied permission from Chinese authorities for the offering pursuant to any accompanying prospectus supplement, we may not be able to continue listing on U.S. exchanges, or continue to offer securities to investors, and it may materially affect the interest of the investors and cause significantly depreciation of our price of Class A Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, the operating entity’s business segments may be subject to various government and regulatory interference in the regions in which it operates. It could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The operating entity may incur increased costs to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain any other permission from the PRC government for the offering pursuant to any accompanying prospectus supplement, and even when such permission is obtained, whether it will be later denied or rescinded. As of the date of this prospectus, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we believe we are currently not required to obtain any other permission from any of the PRC national or local government regulatory entities for the offering pursuant to any accompanying prospectus supplement, and have not received any denial to list on the U.S. exchange. However, the operating entity’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Recent statements by the Chinese government indicate an intent, and the PRC government may take actions, to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, could, if implemented, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. The offering pursuant to any accompanying prospectus supplement will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC, released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. If the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited CFS for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China. Where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. The required filing scope is not limited to the initial public offering, but also includes any subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed.

As advised by our PRC counsel, Sino Pro Law Firm, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the six months as of December 31, 2024 and 2023, and fiscal years ended June 30, 2024 and 2023, and the key components of our operations are carried out in China, the offering pursuant to any accompanying prospectus supplement is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC and shall file with the CSRC within three working days after the completion of the offering pursuant to any accompanying prospectus supplement.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) the domestic companies are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations, and no conclusion has yet been made thereof; (5) if there are material ownership disputes over the equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Since these statements and regulatory actions by the PRC government are newly published and there exists uncertainty with respect to their requirements and implementation, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or the PRC operating entities’ daily business operation, the ability to accept foreign investments and listing on U.S. exchanges. We cannot assure you that we will be able to fully comply with such rules, to conduct the offering pursuant to any accompanying prospectus supplement, to maintain the listing status of our securities, or to conduct any overseas securities offerings in the future.

The Overseas Listing Trial Measures, will subject us to additional compliance requirements in the future, and although we received confirmation of the completion of the filing process for the offering pursuant to any accompanying prospectus supplement, we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Trial Measures in any future subsequent offerings on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

Our Class A Ordinary Shares are listed and traded on the Nasdaq Capital Market, and in connection therewith, the Class A Ordinary Shares are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The following is a summary of material provisions of our currently effective amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) as well as the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, filed as Exhibit 3.1 to this prospectus.

We have a dual-class voting structure such that our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one (1) vote on all matters subject to vote at general and special meetings of the Company and each Class B Ordinary Share is entitled to ten (10) votes on all matters subject to vote at general meetings (include extraordinary general meetings) of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one Class on all matters submitted to a vote by the shareholders. Due to the super voting power of Class B ordinary shareholder, the voting power of the Class A Ordinary Shares may be materially limited.

As of June 10, 2025, there are 2,205,795 Class A Ordinary Shares issued and outstanding and 690,800 Class B Ordinary Shares issued and outstanding.

Preemptive Rights

Our Class A Ordinary Shares are not subject to any pre-emptive or similar rights under the Cayman Companies Act or pursuant to our Memorandum and Articles of Association.

Rights of Class A Ordinary Shares and Class B Ordinary Shares

The authorized share capital of the Company is $1,000,000, divided into 300,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting rights and conversion rights.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the Cayman Companies Act and to our Memorandum and Articles of Association. Our Memorandum and Articles of Association provide that our board of directors may pay interim dividends or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. In addition, our shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend may exceed the amount recommended by our directors.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to ten (10) votes, and each Class A Ordinary Share is entitled to one (1) vote, voting together as one class. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

No business shall be transacted at any general meeting unless a quorum of members is present in person or by proxy; if the Company has only one member, that member; or if the Company has more than one member, two members. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be converted at the option of the holder at any time after issuance and without the payment of any additional sum, into one Class A Ordinary Share in accordance with our Articles of Association. The Class B Ordinary Shares will be automatically and immediately converted into an equal and corresponding number of Class A Ordinary Shares (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”, subject to adjustment) upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder (except where the sale, transfer, assignment or disposition is in relation to at least 50% of the then issued and outstanding Class B Ordinary Shares, such transferred Class B Ordinary Shares will not be converted into Class A Ordinary Shares and will remain as Class B Ordinary Shares).

Election of directors

Directors may be appointed by an ordinary resolution of our shareholder or by a resolution of the directors of the Company.

Transfer of Ordinary Shares

Subject to the restrictions set out below and the conversion rights described above, any of our shareholders may transfer all or any of their Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

The directors may decline to register any transfer of any shares unless: (a) the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (e) the shares transferred are fully paid up and free of any lien in favor of the Company; and (f) any applicable fee of such maximum sum as the applicable stock exchange may determine to be payable, or such lesser sum as the board of directors may from time to time require, related to the transfer is paid to the Company.

Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended for more than 30 days in any calendar year as our board may determine.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

Neither the Class A Ordinary Shares nor the Class B Ordinary Shares are redeemable at the option of the holder.

The Cayman Companies Act and our Memorandum and Articles of Association permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Cayman Companies Act, our Memorandum and Articles of Association and any applicable requirements imposed from time to time by the Nasdaq and the SEC. In accordance with our Memorandum and Articles of Association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors. Under the Cayman Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share capital account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, subject to certain conditions, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the Memorandum and Articles of Association) has first been authorized by a resolution of our shareholders. In addition, under the Cayman Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

The rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders:

●	increase the authorized share capital of our Company;

●	subdivide our shares into shares of an amount smaller than that fixed by the Memorandum and Articles of Association;

●	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; and

●	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

Issuance of Additional Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum and Articles of Association provide for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the Memorandum and Articles of Association relating to variations to rights of shares.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued Class A Ordinary Shares and Class B Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued Class A Ordinary Shares and Class B Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies). However, we will provide our shareholders with annual audited financial statements.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act (As Revised) of the Cayman Islands to call shareholders’ annual general meetings. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than five days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Act (As Revised) of the Cayman Islands, including the filing an annual return of its shareholders with the Registrar of Companies;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Act (As Revised) of the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Material Differences between U.S. Corporate Law and Cayman Islands Corporate Law

The Companies Act (As Revised) of the Cayman Islands is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act (As Revised) of the Cayman Islands differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act (As Revised) of the Cayman Islands.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company - a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but the Memorandum and Articles of Association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (As Revised) of the Cayman Islands and the Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

For the purpose of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019 introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities.” An exempted company incorporated in the Cayman Islands as is our Company is an in-scope Cayman Islands entity; however, it does not include an entity that is tax resident outside the Cayman Islands. Based on the current interpretations of the Substance Act, our Company is a “pure equity holding company” and will therefore likely be subject to more limited substance requirements. However, as it is a relatively new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Preferred Shares

As all the current authorized share capital is designated as Ordinary Shares, shareholders’ special resolution will be needed to amend the Company’s M&A to alter its authorized share capital if the Company decides to issue preferred shares and following such amendment to the Company’s M&As, a copy must be filed with the Registrar of Companies of the Cayman Islands. After such resolution and amendment to the Company’s M&As in accordance with and following filing amended and restated M&As with the Registrar of Companies of the Cayman Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation, with its office located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “HAO.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, by Ogier to the extent governed by the laws of the Cayman Islands, and by Sino Pro Law Firm to the extent governed by the laws of P.R. China. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2024 and 2023, and for each year of the three years period ended June 30, 2024, 2023 and 2022 have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, and are included in reliance upon such audit reports given on the authority of such firm as experts in accounting and auditing. The office of Wei, Wei & Co., LLP is located at 133-10, 39th Avenue, Flushing, New York 11354.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended June 30, 2024, 2023 and 2022 are included in our 2024 Annual Report, filed on October 29, 2024, and are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended June 30, 2024, filed with the SEC on October 29, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on November 6, 2024, November 27, 2024, December 19, 2024, January 14, 2025, April 14, 2025 and April 23, 2025; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form F-1, as amended (File No. 333-280174) originally filed with the Commission on June 13, 2024, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 801, Tower C, Floor 8, Building 103, Huizhongli, Chaoyang District, Beijing, China, Attn: Zhen Fan, Tel: +86-10-13311587976.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares and our affairs are governed by our amended and restated memorandum and articles of association and the Cayman Companies Act, and the common law of the Cayman Islands. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in China. In addition, all of our directors and officers are nationals or residents of China and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Our PRC counsel, Sino Pro Law Firm, has further advised us that the recognition and enforcement of foreign judgments are regulated under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. In addition, under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Haoxi Health Technology Limited

$80,000,000

Class A Ordinary Shares, Debt Securities

Warrants, Rights and Units

PROSPECTUS

June 10, 2025